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                                                                   Exhibit 23.11

            CONSENT OF INDIVIDUAL NAMED AS ABOUT TO BECOME A DIRECTOR



     The undersigned consents to the naming of the same as a person that will become a director of Unitrode Corporation following the merger (the "Merger") of Merrimack Corporation, a wholly-owned subsidiary of Unitrode Corporation, with and into BENCHMARQ Microelectronics, Inc. and all references to the undersigned in Unitrode's Registration Statement on Form S-4 with respect to the Merger.



Dated: May 27, 1998



                                             /s/ Alan R. Schuele
                                             ----------------------------------
                                             Alan R. Schuele